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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement Nos. 333-27847 and 333-27847-01 of Investors Financial Services Corp. and Investors Capital Trust I on Form S-4 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 1996 and to the reference to us under the heading "Independent Auditors" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

July 28, 1997